UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 31, 2008

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Alpharetta, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

ULSH EMPLOYMENT AGREEMENT

On January 31, 2008, Exide Technologies and Gordon Ulsh executed amendments to Mr. Ulsh's employment agreement (the "Amended and Restated Employment Agreement" or "Amended Agreement"). The Amended Agreement provides for a twenty-seven month employment period from April 1, 2008 through June 30, 2010. The employment period can be extended for an additional twelve months by mutual agreement of the parties no later than December 31, 2009.

The Amended Agreement increases Mr. Ulsh’s base salary to $950,000 for the period April 1, 2008 through March 31, 2009 and no less than $1,000,000 for the period April 1, 2009 through June 30, 2010. Mr. Ulsh's target under the Company’s economic profit incentive compensation plan (the "EP Plan") was also increased to 125% of base salary.

The Amended Agreement accelerates the dates on which certain incentive awards become non-forfeitable. Previously awarded shares of restricted stock will become non-forfeitable on June 30, 2010, and previously awarded restricted stock units will become non-forfeitable on the last day of Mr. Ulsh’s employment. Future awards of options, restricted stock and restricted stock units will vest and become non-forfeitable on the last day of Mr. Ulsh’s employment. In each case, subject to a limited exception in the event of Mr. Ulsh’s death or disability, any unrestricted share certificates will be issued six months after any restricted stock or restricted stock unit awards become non-forfeitable. All outstanding options will be exercisable for a period of three years following the last day of Mr. Ulsh’s employment.

Under the terms of the Amended Agreement, Mr. Ulsh will be permitted to serve on two additional boards of directors, as long as such service does not materially interfere with his duties as chief executive officer of the Company.

The foregoing summary is qualified in its entirety to the Amended and Restated Employment Agreement, a copy of which is attached hereto as Exhibit 10.1.

APPOINTMENT OF EXECUTIVE VICE PRESIDENT & CHIEF FINANCIAL OFFICER

On January 31, 2008, the Board of Directors (the "Board") appointed Phillip A. Damaska as Executive Vice President and Chief Financial Officer effective April 1, 2008. Mr. Damaska will succeed Francis M. Corby, Jr., whose twenty-five month employment agreement with the Company expires March 31, 2008 when he begins his previously announced planned retirement.

Mr. Damaska, 53, joined the Company in January 2005 as Vice President Finance and most recently served as the Company's Senior Vice President and Corporate Controller since March 2006. Prior to joining the Company, Mr. Damaska served in numerous capacities with Freudenberg-NOK from 1996 through 2004, most recently as President of Corteco, an automotive and industrial seal supplier that is part of the partnership's global group of companies.

Mr. Damaska's base salary will increase to $350,000, his target under the EP Plan will increase to 50% of base salary and his annual award under the Company's Long-Term Incentive Plan will increase to 125% of base salary.

ADJUSTMENT OF EQUITY AWARDS

On January 31, 2008, the Board approved, in exchange for certain limited consulting services to be provided by Mr. Corby following his resignation, an amendment to Mr. Corby's Stock Option Award Agreement to increase from ninety days to one year the post-employment period during which Mr. Corby may exercise outstanding options.

Item 9.01 Financial Statements and Exhibits.

10.1 Amended and Restated Employment Agreement of Gordon A. Ulsh, dated January 31, 2008.

99.1 Press Release of Exide Technologies dated February 6, 2008 announcing the Promotion of Phillip A. Damaska

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

February 6, 2008	By:	Francis M. Corby, Jr.

Name: Francis M. Corby, Jr.
Title: Executive Vice President & Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement of Gordon A. Ulsh, dated January 31, 2008
99.1	Press Release of Exide Technologies dated February 6, 2008 announcing the Promotion of Phillip A. Damaska